UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2024

Xometry, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40546	32-0415449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6116 Executive Blvd, Suite 800
North Bethesda, Maryland		20852
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (240) 252-1138

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.000001 per share	XMTR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On February 29, 2024, Xometry, Inc. (the “Company”) issued a press release announcing its fourth quarter and full year ended December 31, 2023 financial results. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2024, the Company announced that James Miln has been appointed to serve as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer, effective as of March 1, 2024 (the “Effective Date”). Mr. Miln will succeed James Rallo, who notified the Company of his decision to retire from his position as the Company’s Chief Financial Officer on February 26, 2024, effective as of the Effective Date. To assist in the transition to Mr. Miln, Mr. Rallo will continue serving as an employee of the Company for a period of up to 60 days from the Effective Date.

Mr. Miln, age 50, served in various roles at Yelp Inc. (“Yelp”) from February 2019 to February 2024, including most recently as its Senior Vice President, Finance and Investor Relations from January 2021 to February 2024. Mr. Miln also served as Yelp’s Vice President, Financial Planning and Analysis, from February 2019 to January 2021, and as Yelp’s Interim Chief Financial Officer from September 2019 to February 2020. Prior to joining Yelp, Mr. Miln served as Senior Director, Investor Relations at eBay Inc. from August 2017 to January 2019. From May 2011 to July 2017, Mr. Miln held various positions at Yahoo Inc., including Senior Finance Director, Global Product Group (May 2011 to May 2012); Senior Finance Director, Global Revenue Planning, Reporting & Analysis (June 2012 to June 2014); and Senior Director, Investor Relations (July 2014 to July 2017, serving as department head from October 2016 to July 2017). Mr. Miln also served in various roles in Yahoo Inc.’s European business from 2007 until April 2011. Mr. Miln is a Chartered Management Accountant (ACMA, CGMA), holds the Investor Relations Charter and earned a B.A. in Classics from Cambridge University, England.

In connection with his appointment as our Chief Financial Officer, Mr. Miln has entered into an employment agreement with the Company, dated December 14, 2023 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Miln will receive an initial base salary of $425,000, a one-time sign-on bonus of $125,000 and an annual discretionary bonus with a target amount equal to 65% of his annual base salary. Within 30 days of the Effective Date, Mr. Miln will be granted an initial equity award of restricted stock units (“RSUs”) under the Company’s 2021 Equity Incentive Plan (the “Plan”) with an aggregate value of $1,750,000 (the “Initial RSU Award”) on the date of grant (the “Grant Date”), based on the trading-day average share price on the Nasdaq Global Select Market (“Nasdaq”) for the 20-trading-day period ending on the day prior to the Grant Date. The Initial RSU Award will vest over three years with 60% of the total shares subject to the award vesting on the first anniversary of the Effective Date, 30% of the total shares subject to the award vesting on the second anniversary of the Effective Date, and 10% of the total shares subject to the award vesting on the third anniversary of the Effective Date, in each case subject to Mr. Miln’s continued service with the Company through such vesting date. Mr. Miln will also be granted equity in a combination of RSUs and/or performance stock units under the Plan with an aggregate value of $1,750,000 (the “Refresh Award”) on the Grant Date, based on the trading-day average share price on Nasdaq for the 20-trading-day period ending on the day prior to the Grant Date. The vesting and other terms for the Refresh Award will be substantively consistent with such terms as applicable to the annual equity grants made to the Company’s other executive officers.

Pursuant to the Employment Agreement, Mr. Miln is also entitled to certain payments and benefits upon a qualifying termination of employment or a Change in Control (as defined in the Plan). If we terminate Mr. Miln’s employment without Cause or Mr. Miln resigns for Good Reason (each as defined in the Employment Agreement), in either case outside of the period beginning three months prior to and ending twelve months after a Change in Control (such period, the “Change In Control Measurement Period”), then he will be eligible to receive the following severance benefits: (1) twelve months of base salary, less applicable tax withholdings and paid in accordance with our regular payroll practices; (2) an amount equal to Mr. Miln’s prorated annual performance bonus for the calendar year in which the termination occurs, calculated based on the number of days Mr. Miln was employed during the applicable calendar year, less applicable tax withholdings; and (3) up to twelve months of the employer portion of COBRA premiums paid by us. In addition, if we terminate Mr. Miln’s employment without Cause or Mr. Miln resigns for Good Reason within the Change In Control Measurement Period, then, in addition to the foregoing benefits, (1) Mr. Miln will also be eligible to receive an amount equal to 100% of his target annual performance bonus for the calendar year in which the termination occurs, less applicable tax withholdings; (2) all of the outstanding and unvested time-based equity awards held by Mr. Miln immediately prior to the termination date will become fully vested and immediately exercisable; and (3) all of the outstanding and unvested performance-based equity awards held by Mr. Miln immediately prior to the termination date will become fully vested and immediately exercisable as if the performance metrics were achieved at 100%. As a condition to receiving the severance benefits set forth above, Mr. Miln must sign and comply with a separation agreement in a form presented by us, containing among other terms a general release of claims.

There is no arrangement or understanding between Mr. Miln and any other person pursuant to which he was selected as the Company’s Chief Financial Officer, and there is no family relationship between Mr. Miln and any of the Company’s other executive officers or directors. Other than with respect to the Employment Agreement, there are no transactions between Mr. Miln and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Financial Officer, Mr. Miln and the Company will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.15 to the Company’s Registration Statement on Form S-1 (File No. 333-256769), which requires the Company to indemnify Mr. Miln, to the fullest extent permitted by Delaware law, for certain liabilities to which he may become subject as a result of his affiliation with the Company.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Employment Agreement, a copy of which the Company expects to file with its Quarterly Report on Form 10-Q for the quarter ending March 31, 2024, and upon filing will be incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 29, 2024, the Company issued a press release announcing the appointment of Mr. Miln as the Company’s Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information set forth under Items 2.02 and 7.01 and in the accompanying Exhibits 99.1 and 99.2 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of Xometry, Inc. issued on February 29, 2024.
99.2	Press Release of Xometry, Inc. issued on February 29, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XOMETRY, INC.

Date:	February 29, 2024	By:	/s/ Randolph Altschuler
Randolph Altschuler Chief Executive Officer